UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Event Requiring Report: December 29, 2000


                                  NOVAMED, INC.
                                  -------------
             (Exact Name of Registrant as Specified on its Charter)


          000-26927                                      77-0443643
          ---------                                      ----------
   (Commission File Number)                 (IRS Employer Identification Number)


                                     NEVADA
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)


              623 Hoover Street, N.E.. Minneapolis, Minnesota 55413
              -----------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (612) 378 1437
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 1.           Changes in Control of Registrant.

On December 29, 2000, NovaMed Inc., (the "Company") delivered to AAB Corp. a Minnesota corporation and Greaco 2, Ltd. (collectively the "Inventors") 17,500,000 shares of common stock in consideration for the settlement of debt in the amount of approximately $250,000 due, based on the terms of a License Agreement executed on March 1, 1998 and as an inducement to the Inventors to enter into a new License Agreement dated December 29, 2000. The principal of AAB Corp. is Art Biesang and the principal of Graeco II Ltd. is Dr. Robert Ersek, both original inventors of the Company's breast implant gel filling material.

Prior to the issuance to the Company had 18,236,464 shares issued and outstanding. The Company's issuance to the Inventors brings the total issued and outstanding to 35,746,464. The Inventors now own approximately 49% of the Company's issued and outstanding.

ITEM 7.           Financial Statements and Exhibits

The following exhibit is included:

     a. Agreement for the Issuance, Sale and Purchase of Common Stock of NovaMed, Inc, dated as of December 29, 2000. (License Agreement attached)

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2001

NovaMed, Inc.
A Nevada corporation

By:   /s/ Ruairidh Campbell
   ------------------------------------
Ruairidh Campbell
President




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